UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2017

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

Delaware	000-27782	11-3297463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Cadman Plaza West, 8th Floor
Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

(718) 782-6200
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 20, 2017, the Board of Directors of Dime Community Bancshares, Inc. (the “Company”) appointed Mr. Kevin Stein to its Board of Directors. On the same date, Mr. Stein was also appointed to the Board of Directors of Dime Community Bank, the Company’s wholly owned subsidiary. Mr. Stein will serve as a member of the Board’s Audit Committee, as a financial expert, and Strategic Planning Committee.

Mr. Stein is the chief executive officer of Resolution Analytica, a buyer of commercial judgments, and an operating adviser of KCK-US, Inc., a private equity firm. Previously, he served in leadership positions at the Financial Institutions Group of Barclays, FBR Capital Markets & Co., GreenPoint Financial Corporation, and the Federal Deposit Insurance Corporation. Mr. Stein currently serves on the Board of Directors of PHH Corporation. Mr. Stein is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Stein’s appointment to its Board is expected to be released on January 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dime Community Bancshares, Inc.
(Registrant)

/s/ James L. Rizzo
James L. Rizzo
Senior Vice President & Comptroller
(Principal Financial Officer)

Dated: December 27, 2017